Calculation of Filing Fee Tables
S-4
Ballston Spa Bancorp, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common stock, par value $0.01 per share	Other	381,667		$ 28,394,340.00		$ 3,921.26
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 28,394,340.00		$ 3,921.26
			Total Fees Previously Paid:						$ 3,921.26
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a The number of shares of common stock, par value $0.01 per share, of Ballston Spa Bancorp, Inc. ("Ballston" and, such shares, the "Ballston common stock") being registered is based upon (i) the exchange ratio of 0.8065 shares of Ballston common stock for each share of common stock, par value $0.01 per share, of NBC Bancorp ("NBC" and, such shares, the "NBC common stock") multiplied by (ii) an estimate of the maximum number of shares of NBC common stock issued and outstanding as of November 20, 2025 or issuable or expected to be exchanged (including in respect of NBC equity awards) in connection with the merger of NBC with and into Ballston (the "merger"), which collectively equals 381,667. Note 1.b Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (i) the average of the bid and ask prices of NBC common stock as reported on the OTC Markets OTCPK on November 14, 2025 ($60.00) multiplied by (ii) the estimated maximum number of shares of NBC common stock to be converted in the merger (473,239). Note 1.c Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001381.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A